Exhibit 99.1

NeuroBo Pharmaceuticals Announces up to $70 Million Concurrent Private Placement and Registered Direct Offering Priced At-the-Market Under Nasdaq Rules

$20 million upfront with up to an additional $50 million of aggregate gross proceeds upon the exercise in full of clinical milestone-linked Series Warrants are expected to provide cash runway to complete the Phase 1 Part 3 clinical trial

CAMBRIDGE, Mass., June 24, 2024 –NeuroBo Pharmaceuticals, Inc. (Nasdaq: NRBO) (NeuroBo), a clinical-stage biotechnology company focused on the transformation of cardiometabolic diseases, today announced that it has entered into definitive agreements for the issuance and sale in a private placement of 4,325,701 shares of its common stock (or pre-funded warrants in lieu thereof), at a purchase price of $3.93 per share (or per pre-funded warrant in lieu thereof). In a concurrent registered direct offering, NeuroBo has agreed to issue and sell 763,359 shares of its common stock at the same purchase price per share as in the private placement. In addition, NeuroBo has agreed to issue in the offerings unregistered Series A warrants to purchase up to 5,089,060 shares of common stock and unregistered Series B warrants to purchase up to 7,633,591 shares of common stock (all the warrants, collectively, the “Series Warrants”). The Series Warrants will have an exercise price of $3.93 per share and will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares upon exercise of the Series Warrants (the “Stockholder Approval”). The Series A warrants will expire on the earlier of the twelve months anniversary of the Stockholder Approval and within 60 days following the public announcement of NeuroBo receiving positive Phase 1 multiple ascending dose (MAD) data readout for DA-1726 and the Series B warrants will expire on the earlier of the five years anniversary of the Stockholder Approval and within six months following the public announcement of NeuroBo receiving positive Phase 1 Part 3 data readout for DA-1726. The private placement and the registered direct offering were priced at-the-market under Nasdaq rules. The closing of the offerings is expected to occur on or about June 25, 2024, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offerings.

The aggregate gross proceeds to NeuroBo from the offerings are expected to be approximately $20 million before deducting the placement agent’s fees and other offering expenses payable by NeuroBo. NeuroBo currently intends to use the net proceeds from the offerings for working capital and general corporate purposes, as well as to continue the clinical development of DA-1726 for the treatment of obesity. The potential additional gross proceeds to NeuroBo from the Series Warrants, if fully exercised on a cash basis, will be approximately $50 million and will be utilized to fund the Phase 1 Part 3 clinical trial of DA-1726. No assurance can be given that any of the Series Warrants will be exercised.

The shares of common stock offered in the registered direct offering (but excluding the securities offered in the private placement and the shares of common stock underlying the warrants issued in the private placement) are being offered and sold by NeuroBo pursuant to a “shelf” registration statement on Form S-3 (Registration No. 333-278646), including a base prospectus, previously filed with the Securities and Exchange Commission (“SEC”) on April 12, 2024 and declared effective by the SEC on April 23, 2024. The offering of the shares of common stock to be issued in the registered direct offering are being made only by means of a prospectus supplement that forms a part of the registration statement. A final prospectus supplement and an accompanying base prospectus relating to the registered direct offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying base prospectus, when available, may be obtained on the SEC’s website at http://www.sec.gov and may also be obtained, when available, by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

The offer and sale of the securities in the private placement and the Series Warrants described above are being made in a transaction not involving a public offering and have not been registered under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506(b) of Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants issued in the private placement, have not been registered under the Securities Act or applicable state securities laws. Accordingly, the securities in the private placement, the Series Warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement with the SEC or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. NeuroBo has agreed to file an initial registration statement with the SEC covering the resale of the securities to be issued in the private placement.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About NeuroBo Pharmaceuticals

NeuroBo Pharmaceuticals, Inc. is a clinical-stage biotechnology company focused on transforming cardiometabolic diseases. The company is currently developing DA-1726 for the treatment of obesity, and is developing DA-1241 for the treatment of Metabolic Dysfunction-Associated Steatohepatitis (MASH). DA-1726 is a novel oxyntomodulin (OXM) analogue that functions as a glucagon-like peptide-1 receptor (GLP1R) and glucagon receptor (GCGR) dual agonist. OXM is a naturally-occurring gut hormone that activates GLP1R and GCGR, thereby decreasing food intake while increasing energy expenditure, thus potentially resulting in superior body weight loss compared to selective GLP1R agonists. DA-1241 is a novel G-protein-coupled receptor 119 (GPR119) agonist that promotes the release of key gut peptides GLP-1, GIP, and PYY. In pre-clinical studies, DA-1241 demonstrated a positive effect on liver inflammation, lipid metabolism, weight loss, and glucose metabolism, reducing hepatic steatosis, hepatic inflammation, and liver fibrosis, while also improving glucose control.

For more information, please visit www.neurobopharma.com.

Forward Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “projects”, “plans”, “estimates” or the negative of these words or other comparable terminology (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements, which include, among other statements, statements regarding the completion of the offerings, the satisfaction of customary closing conditions related to the offerings, the anticipated use of proceeds therefrom, the ability of NeuroBo to achieve certain milestone events; the exercise of the Series Warrants upon the achievement of such milestone events or otherwise prior to their expiration and the receipt of stockholder approval. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, without limitation, market and other conditions, those risks associated with NeuroBo's ability to execute on its commercial strategy; the timeline for regulatory submissions; ability to obtain regulatory approval through the development steps of NeuroBo's current and future product candidates, the ability to realize the benefits of the license agreement with Dong-A ST Co. Ltd., including the impact on future financial and operating results of NeuroBo; the cooperation of NeuroBo’s contract manufacturers, clinical study partners and others involved in the development of NeuroBo's current and future product candidates; potential negative interactions between NeuroBo’s product candidates and any other products with which they are combined for treatment; NeuroBo's ability to initiate and complete clinical trials on a timely basis; NeuroBo’s ability to recruit subjects for its clinical trials; whether NeuroBo receives results from NeuroBo's clinical trials that are consistent with the results of pre-clinical and previous clinical trials; impact of costs related to the license agreement, known and unknown, including costs of any litigation or regulatory actions relating to the license agreement; effects of changes in applicable laws or regulations; effects of changes to NeuroBo's stock price on the terms of the license agreement and any future fundraising; and other risks and uncertainties described in NeuroBo’s filings with the Securities and Exchange Commission, including NeuroBo’s most recent Annual Report on Form 10-K. Forward-looking statements speak only as of the date when made. NeuroBo does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

NeuroBo Pharmaceuticals

Marshall H. Woodworth

Chief Financial Officer

+1-857-299-1033

marshall.woodworth@neurobopharma.com

Rx Communications Group

Michael Miller

+1-917-633-6086

mmiller@rxir.com